Exhibit 99.1

CACI Chairman of the Board and GovCon Industry Leader, Michael A. Daniels, has Passed Away;
Board of Directors Elects Lisa S. Disbrow as New CACI Chair

Reston, Va., July 15, 2025 – CACI International Inc (NYSE: CACI) announced today that its chairman of the board, Michael (Mike) A. Daniels has passed away. Daniels was a steadfast leader and mentor whose vision, experience, and dedication greatly enriched CACI and the broader technology, government, and corporate communities. His unique perspective in governance was based on many valuable lessons and experiences throughout his renowned professional career, critical government advisory roles, and humble life story. He contributed greatly to the innovation and success of many organizations, including CACI.

To effectuate a seamless transition, CACI’s Board of Directors elected Lisa S. Disbrow as Chair of the Board of Directors. Lisa will support President and Chief Executive Officer John Mengucci as he leads and executes the ongoing growth strategy of the company.

A CACI Director since 2013, Daniels was elected to the position of chairman in January 2021. Over multiple decades, Daniels held a range of leadership roles and used his positions to advance cybersecurity, data analytics, digital solutions, and other technologies that are essential today to protecting the American military, citizens, and homeland.

“The entire CACI family is deeply saddened by Mr. Daniels passing. Mike was a keen business leader who demonstrated respect and support for all who worked with him. He was always focused, not only on where the company was heading, but on ensuring that integrity and ethics remained front and center,” said Mengucci. “From a personal standpoint I can’t begin to express what it meant to have a partner like Mike during the last four and a half years. His commitment to CACI was proven and steadfast, and we are grateful that he so generously shared his time and talent with us for decades.”

In December, Daniels was presented with the prestigious 2024 National Association of Corporate Directors (NACD) Directorship 100™ B. Kenneth West Lifetime Achievement Award. Earlier in 2024, Daniels was honored by the Virginia Chamber of Commerce for his remarkable career as a technology leader and for promoting a thriving economy within the Commonwealth.

Daniels held directorships and chairmanships at numerous other public and private companies across the technology sector during the dotcom era and beyond. He was a past chairman of the board of the Logistics Management Institute, a former senior White House advisor on international technology for the Defense Advanced Research Projects Agency (DARPA), and a former senior advisor to the National Security Council.
With all he achieved, Mike was as humble as his Boy and Eagle Scout roots. An ambitious young man from Cape Girardeau, Missouri, who worked as a janitor and was a truck driver in his father's business, he set exceptional performance standards and truly personified CACI’s foundational principles of character and innovation.

About CACI
At CACI International Inc (NYSE: CACI), our 25,000 talented and dynamic employees are ever vigilant in delivering distinctive expertise and differentiated technology to meet our customers’ greatest challenges in national security. We are a company of good character, relentless innovation, and long-standing excellence. Our culture drives our success and earns us recognition as a Fortune World's Most Admired Company. CACI is a member of the Fortune 500™ list of largest companies, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at www.caci.com.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

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Corporate Communications and Media:	Investor Relations:
Lorraine Corcoran, Executive Vice President, Corporate Communications	George Price, Senior Vice President, Investor Relations
(703) 434-4165, lorraine.corcoran@caci.com	(703) 841-7818, george.price@caci.com